UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2010

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Effective as of April 1, 2010, Helix Wind, Corp., a Nevada corporation (the “Company”), closed the financing transaction under a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with St. George Investments, LLC, an Illinois limited liability company (the “Investor”) pursuant to which, among other things, the Company issued (i) a convertible secured promissory note in the aggregate principal amount of $779,500 (the “Note”) and (ii) a five-year warrant (the “Warrant”) to purchase up to an aggregate of 2,500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), subject to adjustment, with an exercise price of $.75 per share. The Warrant contains a cashless exercise provision. The Purchase Agreement also contains representations, warranties and indemnifications by the Company and the Investor.  The Company also entered into a Registration Rights Agreement with the Investor in which the Company has agreed to prepare and file with the SEC, as soon as practicable after the closing date, but no later than sixty (60) days from the closing date, a registration statement registering for resale by the Investor of no fewer than 20,000,000 shares of Common Stock.

The Purchase Agreement also provides that, subject to meeting certain conditions, including the Company’s filing of a registration statement with the SEC within sixty (60) days of the initial closing date, and no Event of Default has occurred under any of the notes, the Investor will loan to the Company an additional $130,000 (the “Additional Notes”) on or about each monthly anniversary of the issuance of the Note during the four consecutive calendar months immediately following such issuance of the Note, for a total aggregate additional net purchase price of $400,000 (after deducting the original issue discount amounts).  Upon the issuance of each additional note, the Company would also issue to the Investor an additional five year Warrant to purchase up to 250,000 shares of Common Stock with an exercise price of $.75 per share (the “Additional Warrants”).

The obligations of the Company to the Investor are secured by a pledge (the “Stock Pledge Agreement”) made by Kenneth O. Morgan, a Company shareholder, of 4,800,000 of his shares of common stock of the Company. The Company also executed and delivered a Confession of Judgment in favor of the Investor.

In connection with the Stock Pledge Agreement, the Company agreed to place 6,000,000 shares of Company Common Stock into escrow for the benefit of Kenneth O. Morgan.  Under the terms of the escrow agreement, Kenneth O. Morgan would be entitled to receive the 6,000,000 shares of Company Common Stock in the event his shares are forfeited to the Investor under the Pledge Agreement.

In connection with the financing, Dominick & Dominick, the placement agent, received a cash payment of $48,000, and will receive an additional $8,000 upon the issuance of each Additional Note, and the issuance of warrants to Dominick & Dominick (or their designee) to purchase 80,000 shares of common stock. The warrants have the same terms as those issued to Investor.

The following is a brief summary of each of those agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Purchase Agreement

Pursuant to the Purchase Agreement, so long as the Note is outstanding, the Company will not (i) incur any new indebtedness for borrowed money without the prior written consent of the Investor; provided, however the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of the Investor; (ii) grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets; and (iii) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person who is not an affiliate.

Note and Additional Notes

The Note has an original issue discount of $180,000.00 and an obligation to pay $7,500 of the Investor’s transaction fees. Accordingly, the amount provided under the Note is $592,000.00.  The Note matures on the earlier of 6 months from the date of issuance or when the Company raises in excess of $500,000. If there is a default the Note will accrue interest at the rate of 15% per annum. The Note is convertible into Common Stock at a price per share as calculated under the terms provided in the Note based on the trading price of the Company's stock. The number of shares the Note is convertible into is subject to customary anti-dilution provisions.

The Note provides that upon each occurrence of certain liquidity events, as defined in the Note, (i) the outstanding balance of the Note shall accrue interest at the rate of 15% per annum until this Note is repaid in full, and (ii) the Investor shall have the right, at any time thereafter until the Note is repaid in full, to accelerate the outstanding balance under the Note, and exercise default remedies under and according to the terms of the Pledge Agreement.

An Event of Default  under the Note includes (i) a failure to pay any amount due under the Note when due; (ii) a failure to deliver shares upon conversion of the Note; (iii) the Company breaches any covenant, representation or other term or condition in the Purchase Agreement, Note or other transaction document; or (vi) upon bankruptcy events.  For so long as no Event of Default shall have occurred under the Note, the Investor shall remain obligated to purchase the Additional Notes and Additional Warrants according to the terms and subject to the conditions of the Purchase Agreement.

Each of the four Additional Notes in the principal amount of $130,000 each have substantially similar terms to the terms of the Note; provided, however each Additional Note matures on the earlier of 6 months from the date of issuance or when the Company raises in excess of $1,000,000.  The amount to be provided under each Additional Note is $100,000 after the original issue discount.

Warrant and Additional Warrants

The Warrant provides the holder the right to purchase up to 2,500,000 shares of Common Stock, subject to adjustment as described in the Warrant, at an exercise purchase price of $.75 per share.  The Warrant is exercisable for five years, commencing from the date of issuance. The Warrant has anti-dilution and cashless exercise rights. If the Company fails to deliver shares issuable upon exercise of the Warrant within three days, the Company shall pay the Investor $100 per day for each $10,000 of exercise price subject to the delivery default.

Each of the four Additional Warrants to purchase up to 250,000 shares of Common Stock at an exercise price of $.75 per share has substantially similar terms to the terms of the Warrant.

Other Terms

The Note, Additional Notes, Warrant and Additional Warrants contain certain limitations on conversion and exercise. They provide that no conversion or exercise may be made if, after giving effect to the conversion and/or exercise, the Investor would own in excess of 9.99% of the Company’s outstanding shares of Common Stock.

Other than Excepted Issuances (described below), if the Note, Additional Notes, Warrant and Additional Warrants are outstanding, the Company agrees to issue shares or securities convertible for shares at a price (including an exercise price) which is less than the conversion price of the Note or exercise price of the Warrant, then the conversion price and exercise price, as the case may be, shall be reduced to the price of any such securities. The only Excepted Issuances are (i) the Company’s issuance of securities to strategic licensing agreements or other partnering agreements which are not for the purpose of raising capital and no registration rights are granted and (ii) the Company’s issuance to employee, directors and consultants pursuant to plans outstanding.

The Note, Additional Notes, Warrant and Additional Warrants were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

Settlement Agreement

Effective April 1, 2010, the Company completed a Settlement Agreement and Mutual Release with Kenneth O. Morgan pursuant to which the Company paid Kenneth O. Morgan the amount of $150,000 in settlement of the previously announced litigation between the parties.  Pursuant to the terms of the Settlement Agreement, Kenneth O. Morgan has agreed to dismiss his lawsuit against the Company and Scott Weinbrandt, and the Company has agreed to dismiss its counterclaims against Kenneth O. Morgan.  This summary of the settlement agreement is not complete, and is qualified in its entirety by reference to the full text of the settlement agreement that is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Item 3.02                      Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01                      Changes in Registrant’s Certifying Accountant

Helix Wind, Corp. (the “Company”) dismissed Squar, Milner, Peterson, Miranda and Williamson, LLP (“Squar Milner,” or the “Firm”), as our independent registered public accounting firm effective April 1, 2010. The Company engaged Anton & Chia, LLP (“Anton Chia”), as our independent registered public accounting firm effective April 1, 2010. The decision to change firms has been approved by the Company’s board of directors.

Squar Milner issued an audit report dated March 31, 2009 (the “Audit Report”) on the December 31, 2008 and 2007 financial statements of Helix Wind, Inc.  The Audit Report, which is the only audit report issued by Squar Milner relating to any financial statements of Helix Wind, Inc. or the Company, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt about the ability of the Company to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period up to the dismissal of Squar Milner, there have not been any disagreements between the Company and Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused Squar Milner to make reference to the subject matter of such disagreement in connection with the Audit Report.  Except as described in the following paragraph, there have not been any “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, during the Company’s two most recent fiscal years and the subsequent interim period preceding Squar Milner’s dismissal.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting (“ICFR”) such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.  The Company has not filed a Form 10-K since going public in February 2009, but in the Company’s Form 10-Q for the quarter and year-to-date period ended September 30, 2009 filed with the Securities and Exchange Commissions (the “SEC”) on November 19, 2009, management identified the following internal control deficiencies, which it deemed material weaknesses during its assessment of the Company’s ICFR as of September 30, 2009:

1.
Management identified a lack of sufficient segregation of duties. Specifically, this material weakness is such that the design over these areas relies primarily on detective controls and could be strengthened by adding preventative controls to properly safeguard Company assets.

2.
Management identified a lack of sufficient personnel (due to the limited resources of the Company) in the accounting function with appropriate skills, training and experience to perform the review processes to ensure the complete and proper application of generally accepted accounting principles, particularly as it relates to valuation of share-based payments, the valuation of warrants, and other complex debt/equity transactions. Specifically, this material weakness led to segregation of duties issues and resulted in material adjustments to the Company’s December 31, 2008 and 2007 audited financial statements and revisions of the disclosures related to share- based payments, valuation of warrants and other equity transactions. Such material weakness also resulted in significant adjustments of the Company’s unaudited March 31, 2009, June 30, 2009 and September 30, 2009 condensed consolidated financial statements.

In addition, management concluded that the Company’s disclosure controls and procedures were not effective as of September 30, 2009.

The Company provided Squar Milner with a copy of the disclosures made in this report before this report was filed with the SEC.  We requested that Squar Milner furnish a letter addressed to the SEC stating whether or not it agrees with the disclosure made herein; such letter is attached as Exhibit 16 hereto.

During our two most recent fiscal years and the interim period prior to engaging Anton Chia, neither our Company nor anyone on our Company's behalf consulted Anton Chia regarding any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.  An individual who was a non-equity partner at Squar Milner and a member of the engagement team for the aforementioned audit left the Firm on September 16, 2009; according to their web site, such person (who is now a CPA) is currently the managing partner of Anton & Chia.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Note and Warrant Purchase Agreement dated March 30, 2010
Exhibit 10.2	Convertible Secured Promissory Note dated March 30, 2010
Exhibit 10.3	Warrant to Purchase Shares of Common Stock dated March 30, 2010
Exhibit 10.4	Form of Additional Note
Exhibit 10.5	Additional Warrant
Exhibit 10.6	Registration Rights Agreement dated March 30, 2010
Exhibit 10.7	Consent to Entry of Judgment by Confession dated March 30, 2010
Exhibit 10.8	Irrevocable Transfer Agent Instruction Letter dated March 30, 2010
Exhibit 10.9	Pledge Agreement dated March 30, 2010
Exhibit 10.10	Settlement Agreement and Mutual Release dated March 30, 2010
Exhibit 10.11	Escrow Agreement dated March 30, 2010
Exhibit 16	Letter from Squar, Milner, Peterson, Miranda and Williamson, LLP, dated April 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.
By: /s/ Scott Weinbrandt
Name:  Scott Weinbrandt
Title: Chief Executive Officer

Date:  April 6, 2010